Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:
Keri Lucas
Director of Public Relations
614.278.7023

Big Lots, Inc. Names Steve Fishman Chairman,
Chief Executive Officer and President

COLUMBUS, OH (June 10, 2005) — Big Lots, America’s largest broadline closeout retailer, today announced the selection of Steven S. Fishman as the company’s chairman, chief executive officer, and president.

Fishman (54) is a well-respected chief executive officer and merchandising veteran with demonstrated experience in improving company performance. He led the rebirth of the retail chain Pamida and was responsible for the strategic repositioning of Frank’s Nursery & Crafts and Rhodes Furniture.

“It’s a very exciting time for Steve to be joining the company and leading Big Lots into the future,” noted David T. Kollat, chairman of the search committee and a Big Lots board member. “With his experience as a successful chief executive officer in several retailing companies, his strong merchandise experience, his outstanding leadership skills and entrepreneurial spirit, and his consistent record of enhancing shareholder value, we are confident Steve can lead Big Lots to its full potential.”

Upon his selection, Fishman stated, “It’s an honor for me to become involved with the rich history of success and tradition found at Big Lots. I am impressed with the strategic accomplishments the executive team has executed over the past few years, and I look forward to helping the company further differentiate and leverage its niche as the nation’s closeout leader.”

With over 30 years of retail expertise, Fishman’s understanding of the complex discount retail environment was a nice match for the Fortune 500 retailer. Under the direction of a search committee comprised of independent members of Big Lots’ board of directors, Korn/Ferry International conducted the search. Fishman emerged as the ideal candidate based on his proven record of success and competitive spirit.

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Mr. Fishman will replace Michael J. Potter who in January announced his intention to step down from the CEO position in order to relocate his family back to the West Coast. Mr. Potter is also announcing his intention to resign from the board of directors concurrent with Fishman’s arrival. “I have been very impressed with the search committee’s intensity and diligence throughout this process,” noted Mr. Potter. “As we approached the end of the search, it became apparent to the board and me that this change would be in the best interest of the company going forward.” Commenting on his tenure at Big Lots, Potter stated, “I have been very fortunate to have worked with such a talented team of associates across the country. Together we have worked to build a strong foundation for future success and have truly reshaped Big Lots. I continue to be optimistic about the company’s future.”

“Mike’s accomplishments as CEO have been significant as the Big Lots brand is growing in national recognition and is well respected,” Kollat said. “The board of directors is extremely grateful to Mike for his dedication over the past 14 years and specifically his leadership as chairman and CEO for the past five. With a solid foundation in place after successfully executing a number of strategic initiatives, I’m sure the more than 46,000 associates join me in acknowledging Mike for his many contributions.”

Mr. Fishman anticipates joining the company in early July. He and his family look forward to once again being members of the Columbus community.

About Steve Fishman

After serving on the Rhodes board of directors for five years, Fishman was asked in 2004 to step into the role of president/CEO, and chief restructuring officer in order to strategically reposition the business and improve its operating performance. “The majority of my work at Rhodes is complete, and I feel confident we are on track with our goal of filing a plan of reorganization,” stated Fishman.

Prior to Rhodes, Mr. Fishman was the chairman and CEO of Frank’s Nursery & Crafts, where he was recruited to accomplish similar repositioning objectives. Under Fishman’s leadership, Frank’s profitability was dramatically improved; the company emerged from bankruptcy and completed a public offering in less than one year.

From 1993 to 1999, Fishman led Pamida, Inc., as chairman and chief executive officer. Pamida, formerly a publicly held retailer and now a subsidiary of ShopKo Stores, has approximately 220 general merchandise discount stores in 16 states. The stores average 27,000 square feet in size and are located in small towns serving a moderate-income consumer. During Fishman’s tenure, Pamida developed a strategy to compete in an increasingly difficult retail environment, grew sales and profit dramatically, and delivered significant returns for shareholders. In 1999, Pamida was acquired by ShopKo Stores.

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Prior to Pamida, Steve Fishman held several senior executive merchandising positions within Federated Department Stores and May Company.

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Big Lots, Inc. (www.biglots.com) is the nation’s largest broadline closeout retailer with annual revenues exceeding $4 billion. Headquartered in Columbus, Ohio, Big Lots operates more than 1,500 retail stores serving 46 states. Five regional closeout distribution centers ranging in size from 1 million to 3 million square feet and two furniture distribution centers provide the company’s stores with brand-name products from more than 3,000 manufacturers. Big Lots offers merchandise on average at 20 to 40 percent below most discount retailers and up to 70 percent below conventional retailers. Founded in 1967, the company employs more than 46,000 associates across the U.S. By creating excitement with brand-name closeouts and bargains through a unique shopping experience, Big Lots meets the needs of customers by providing an assortment of merchandise including consumables, seasonal products, furniture and home, housewares, toys, and gifts. Big Lots, a Fortune 500 company, is traded on the New York Stock Exchange under the symbol BLI.

Cautionary Statement Concerning Forward-Looking Statements for Purposes of “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statements. The Company wishes to take advantage of the “safe harbor” provisions of the Act.

This release, as well as other verbal or written statements or reports made by or on the behalf of the Company, may contain or may incorporate material by reference which includes forward-looking statements within the meaning of the Act. By their nature, all forward-looking statements involve risks and uncertainties. Statements, other than those based on historical facts, which address activities, events, or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy, expansion and growth of the Company’s business and operations, future earnings, store openings and new market entries, anticipated inventory turn, and other similar matters, as well as statements expressing optimism or pessimism about future operating results or events, are forward-looking statements, which are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “estimate,” “objective,” “forecast,” “goal,” “intend,” and similar expressions generally identify forward-looking statements. The forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although the Company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge of its business, actual events and results may materially differ from anticipated results described in such statements.

The Company’s ability to achieve the results contemplated by forward-looking statements is subject to a number of factors, any one, or a combination, of which could materially affect the Company’s business, financial condition, results of operations, or liquidity. These factors may include, but are not limited to:

•	the Company’s ability to source and purchase merchandise on favorable terms;

•	interruptions and delays in merchandise supply from the Company’s and its vendors’ foreign and domestic sources;

•	risks associated with purchasing, directly or indirectly, merchandise from foreign sources, including increased import duties and taxes, imposition of more restrictive quotas, loss of “most favored nation” trading status, currency fluctuations, work stoppages, transportation delays, foreign government regulations, political unrest, natural disasters, war, terrorism, and trade restrictions including retaliation by the United States against foreign practices;

•	the ability to attract new customers and retain existing customers;

•	the Company’s ability to establish effective advertising, marketing, and promotional programs;

•	economic and weather conditions which affect buying patterns of the Company’s customers;

•	changes in consumer spending and consumer debt levels;

•	the Company’s ability to anticipate buying patterns and implement appropriate inventory strategies;

•	continued availability of capital and financing on favorable terms;

•	competitive pressures and pricing pressures, including competition from other retailers;

•	the Company’s ability to comply with the terms of its credit facilities (or obtain waivers for noncompliance);

•	significant interest rate fluctuations and changes in the Company’s credit rating;

•	the creditworthiness of the purchaser of the Company’s former KB Toys business;

•	the Company’s indemnification and guarantee obligations with respect to approximately 390 KB Toys store leases and other real property leases, some or all of which may be rejected or materially modified in connection with the pending KB Toys bankruptcy proceedings, as well as other potential costs arising out of the KB Toys bankruptcy;

•	litigation risks and changes in laws and regulations, including changes in accounting standards, the interpretation and application of accounting standards, and tax laws;

•	transportation and distribution delays or interruptions that adversely impact the Company’s ability to receive and/or distribute inventory;

•	the impact on transportation costs from the driver hours of service regulations adopted by the Federal Motor Carriers Safety Administration that became effective in January 2004;

•	the effect of fuel price fluctuations on the Company’s transportation costs and customer purchases;

•	interruptions in suppliers’ businesses;

•	the Company’s ability to achieve cost efficiencies and other benefits from various operational initiatives and technological enhancements;

•	the costs, interruptions, and problems associated with the implementation of, or failure to implement, new or upgraded systems and technology;

•	the effect of international freight rates and domestic transportation costs on the Company’s profitability;

•	delays and costs associated with building, opening, and modifying the Company’s distribution centers;

•	the Company’s ability to secure suitable new store locations under favorable lease terms;

•	the Company’s ability to successfully enter new markets;

•	delays associated with constructing, opening, and operating new stores;

•	the Company’s ability to attract and retain suitable employees; and

•	other risks described from time to time in the Company’s filings with the SEC, in its press releases, and in other communications.

The foregoing list is not exhaustive. There can be no assurances that the Company has correctly and completely identified, assessed, and accounted for all factors that do or may affect its business, financial condition, results of operations, and liquidity. Additional risks not presently known to the Company or that it believes to be immaterial also may adversely impact the Company. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the Company’s business, financial condition, results of operations, and liquidity. Consequently, all of the forward-looking statements are qualified by these cautionary statements, and there can be no assurance that the results or developments anticipated by the Company will be realized or that they will have the expected effects on the Company or its business or operations.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Readers are advised, however, to consult any further disclosures the Company may make on related subjects in its public announcements and SEC filings.